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                                                                    EXHIBIT 12.1

                    STATEMENT REGARDING COMPUTATION OF RATIOS

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

                                                 Nine Months
                                             Sept. 99    Dec. 98
                                            ---------- ----------
PROFORMA
Fixed Charges:
Interest expensed & capitalized                 24,882     34,899
Amortization of Deferred Financing Fee             154        184
Amortization of Debt Discount                      251        298
Estimate of Interest in rental expense           1,388      1,616
                                            ---------- ----------
                                                26,675     36,997
                                            ---------- ----------
                                            ---------- ----------

Preferred Dividends (0% effective tax rate)     10,834     12,803

Earnings:
Pretax income from continuing operations       (30,571)   (38,386)
Add Back: Fixed charges                         26,675     38,997
                                            ---------- ----------
                                                (3,896)    (1,389)
                                            ---------- ----------
                                            ---------- ----------

Earnings to Fixed Charges                      (0.1460)   (0.0376)

Deficiency                                     (30,571)   (38,386)
                                            ---------- ----------
                                            ---------- ----------

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                                               Nine Months
WEEKLY READER                                  Sept. 99   Dec. 98   Dec. 97     Dec. 96   Dec. 95    Dec.94
Fixed Charges:
Interest expensed & capitalized                 10,133     9,232     8,968       5,851     6,134     6,262
Amortization of Deferred Financing Fees            154       184       663         983       268       236
                                              --------   -------   -------      ------   -------   -------
                                                10,287     9,416     7,631       7,184     6,402     6,498

Earnings:
Pretax income from continuing operations
  before minority interest                       1,330     5,807     4,005      (2,863)       43    (1,708)
Fixed charges                                   10,287     9,416     7,631       7,184     6,402     6,498
                                              --------   -------   -------      ------   -------   -------
                                                11,617    15,223    11,638       4,321     6,445     4,790

Earnings to Fixed Charges                         1.13      1.62      1.52        0.60      1.01      0.74

Surplus (Deficiency)                             1,330     5,807     4,005      (2,863)       43    (1,708)
                                              --------   -------   -------      ------   -------   -------
                                              --------   -------   -------      ------   -------   -------

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

                                                                                                                     Pre-
                                                                                                                  Predecessor
                                             Successor                  Predecessor                     6/30 -     7/6/94-
WRC MEDIA INC. & SUBSIDIARY                    7/14-       1/1-7/13/99   1998        1997      1996    12/31/95    6/29/95
(COMPASSLEARNING)                             9/30/99
Fixed Charges:
Interest expensed & capitalized                   729        2,649    4,286       5,013     4,590     3,902          --
Amortization of Deferred Financing Fee            185          205      286       1,322       365       183          --
Amortization of Debt Discount                      --           --       --         980       270        10          --
Estimated of interest in rental expense           236          489    1,010       1,442     1,268       655       1,794
                                             --------     --------  -------    --------  --------  --------    --------
                                                1,150        3,343    5,582       8,757     6,493     4,750       1,794
Earnings:
Pretax income from continuing operations
  before minority interest                    (10,296)        (778)  (7,773)    (56,204)  (22,279)  (21,273)    (12,399)
Fixed charges                                   1,150        3,343    5,582       8,757     6,493     4,750       1,794
                                             --------     --------  -------    --------  --------  --------    --------
                                               (9,146)       2,585   (2,191)    (47,447)  (15,786)  (16,523)    (10,605)

Earnings to Fixed Charges                       (7.95)        0.77    (0.39)      (5.42)    (2.43)    (3.48)      (5.91)

Deficiency                                    (10,296)        (778)  (7,773)    (56,204)  (22,279)  (21,273)    (12,399)
                                             --------     --------  -------    --------  --------  --------    --------
                                             --------     --------  -------    --------  --------  --------    --------

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                                                                Year Ended June 30,
AMERICAN GUIDANCE SERVICES                        1998        1997       1996       1995       1994
Fixed Charges:
Interest expensed & capitalized                    159         229        372        540        688
                                                ------     -------     ------     ------     ------
                                                   159         229        372        540        688

Earnings:
Pretax income from continuing operations
  before minority interest                       7,244       3,033      1,335        972     (6,445)
Fixed charges                                      159         229        372        540        688
                                                ------     -------     ------     ------     ------
                                                 7,403       3,262      1,707      1,512     (5,757)

Earnings to Fixed Charges                        46.56       14.24       4.59       2.80      (8.37)
Surplus (Deficiency)                             7,244       3,033      1,335        972     (6,445)
                                                ------     -------     ------     ------     ------
                                                ------     -------     ------     ------     ------

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